Exhibit 10.2

SECURITY AGREEMENT

XG TECHNOLOGY, INC., a corporation organized under the laws of the State of Delaware having an address at 240 South Pineapple Avenue, Suite 701, Sarasota, FL 34236 (“Debtor”), hereby grants to ________, a corporation organized under the laws of ______________ having an address at ______________ (“Secured Party”), to secure the payment and performance of all obligations of Debtor to Secured Party under that certain Promissory Note dated _____________ _____, 2017 in the original stated principal amount of $_________ as may be amended, restated, replaced or otherwise supplemented or modified (the “Note”), and this Agreement, whether now existing or hereafter arising or acquired, together with all interest that accrues after the commencement of any case, proceeding or other action under any bankruptcy or other insolvency law, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such case, proceeding or other action (collectively, the “Secured Obligations”), a security interest in the following property (the “Collateral”) to the extent the Collateral was purchased by the Debtor pursuant to that certain agreement for sale and purchase of the business of the Sellers operating under the name Vislink Communication Systems dated as of December 16, 2016 among Debtor, Secured Party, Vislink PLC and Vislink International Limited, as affected by that certain Deed of Variation dated as of January 13, 2017 (as amended from time to time, the “Purchase Agreement”):

(a)	all equipment, wherever located, including machinery, motor vehicles, furniture and fixtures and all software embedded in such equipment; (b) all inventory (whether held for sale or lease or to be furnished under contracts of service), raw materials, work in process, and materials used or consumed in the conduct of Debtor’s business, and all software embedded in such inventory, and all books, records, invoices or other documents which describe or evidence the same; (c) all accounts, contract rights, general intangibles, chattel paper, choses in action, instruments, documents (including all documents of title and warehouse receipts), supporting obligations and all rights to the payment of money, however evidenced or arising; and (d) all securities and all cash, stock or other dividends or distributions paid upon or made in respect of such securities in any form, all securities received in addition to or in exchange for such securities, and all subscription rights incident to such securities,

TOGETHER WITH all accessions, parts, accessories, attachments and appurtenances in any way used with, attached or related to, or installed in, or intended to be so used, attached, related or installed in, any equipment or inventory; all substitutions for, renewals of, improvements, replacements and additions to, and the products and proceeds of all the foregoing property and any insurance policies relating thereto.

Except as otherwise defined herein, terms defined in the Uniform Commercial Code, as in effect from time to time in The State of Delaware (the “UCC”), including but not limited to, “account,” “chattel paper,” “contract right,” “document,” “equipment,” “farm products,” “fixtures,” “general intangibles,” “instrument,” and “inventory,” shall have the meanings set forth therein. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9 of the UCC.

Debtor hereby represents, warrants, covenants and agrees that:

1.                  Absence of Liens.  Except for the security interest granted hereby, Debtor has good and marketable title to, and is, and will continue to be, the sole owner of, the Collateral free from all liens and encumbrances and will defend the same against the claims and demands of all persons. Debtor will not further pledge, mortgage or create, or suffer to exist, a security interest, lien or other encumbrance on or in the Collateral, and other than inventory sold in the ordinary course of Debtor’s business, will not sell, consign, license, lease or otherwise transfer the Collateral or any interest therein, without the prior written consent of Secured Party.

2.                  Change in Organizational Structure; Address; Inspection; Accounts; Further Assurances.

2.1              Change in Organizational Structure; Address; Inspection. Debtor will immediately notify Secured Party in writing of any change in its organizational structure or address from that shown in the introductory paragraph of this Agreement. Debtor shall at all reasonable times and from time to time allow Secured Party, by or through any of its officers, agents, attorneys or accountants, to inspect the Collateral, wherever located, and to examine, inspect or make extracts from Debtor’s books and records relating to the Collateral.

2.2              Accounts.

2.2.1        Debtor shall: (a) immediately notify Secured Party in writing in the event that any of the following occurs: (i) any account is or becomes entitled or eligible for discount for prompt payment; (ii) any account debtor has or may have any defense to payment of, or right of setoff, counterclaim, or recoupment against, any account; (iii) any account represents an amount which is disputed by the account debtor or the payment of which is in any way contingent or conditional; or (iv) the desirability, usefulness, or marketability of any of the inventory has been in any way reduced or impaired by reason of physical deterioration, technical obsolescence, or otherwise; (b) keep accurate and complete books and records in accordance with generally accepted accounting principles and, at Debtor’s expense, promptly furnish Secured Party such information and documents relating to the Collateral at such times, and in such form and detail, as Secured Party may request, including without limitation: (i) copies of invoices or other evidence of Debtor’s accounts and schedules showing the aging, identification, reconciliation, and collection thereof; (ii) evidence of shipment and receipts of goods and the performance of services or obligations covered by accounts; and (iii) reports as to Debtor’s inventory and purchases, sales, damage, or loss thereof; all of the foregoing to be certified by authorized officers or other employees of Debtor; and (c) diligently collect the accounts until such time as Secured Party exercises its right to directly collect the accounts, and upon notice from Secured Party, deliver all proceeds of account to Secured Party forthwith upon receipt, in the original form in which received.

2.2.2        Debtor hereby appoints Secured Party and its officers, employees and agents as its irrevocable, true and lawful attorney-in-fact with all necessary power and authority to: (a) following an Event of Default, notify Debtor’s account debtors of the assignment of their accounts and direct them to make all payments thereon to Secured Party; (b) following an Event of Default, in Secured Party’s name or in the name of Debtor, demand, sue for, collect, compromise, settle, and give release from any account; and (c) take such other action as Secured Party may deem appropriate for any such purpose.

2.3              Further Assurances. Debtor shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments, at Debtor’s sole expense, as Secured Party may require more completely to vest in and assure to Secured Party its rights hereunder or in any of the Collateral.

3.                  Insurance.  Debtor has the risk of loss of the Collateral. Debtor will keep the Collateral at all times insured by such insurance and in such amounts (with any deductibles as approved by Secured Party) as Secured Party may from time to time require, and in any event and without specific request by Secured Party, will insure the Collateral against fire, including so-called extended coverage, collision, and theft, all insurance to be with such insurance companies as Secured Party shall approve.

4.                  Use and Maintenance of Collateral; Taxes.  Debtor will keep the Collateral in good order and repair, and will not use the same in violation of law or any policy of insurance thereon or permit any Collateral to be attached or otherwise affixed to any real estate so as to become a fixture under the law of the jurisdiction in which such real estate is located or to any goods not owned by Debtor. Debtor will pay promptly when due all taxes and assessments upon the Collateral or for its use or operation or upon this agreement.

5.                  Secured Party Reimbursement Rights.  At its option, Secured Party may discharge taxes and other liens at any time levied or placed on the Collateral, and place and pay for insurance thereon. Debtor agrees to reimburse Secured Party on demand for any and all expenditures so made, and until paid the amount thereof shall be a debt secured by the Collateral. Secured Party shall have no obligation to Debtor to make any such expenditures nor shall the making thereof relieve Debtor of any default.

6.                  Defaults; Remedies.  Upon the happening of any of the following events or conditions (each, a “default”), namely: (a) breach of any payment obligation, or other covenant or liability contained or referred to herein or in any contract, instrument, document or agreement evidencing any Secured Obligation, including, without limitation, an Event of Default under the Note; (b) any representation or warranty of Debtor in this Agreement proving false, misleading or erroneous in any material respect; (c) loss, theft, material damage, destruction, or encumbrance of or to the Collateral, or the making of any levy thereon or seizure or attachment thereof by legal process; (d) an attachment or execution or similar lien shall be levied against any Collateral; (e) merger, consolidation, sale of all or substantially all of the assets of Debtor; or (f) death, dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Debtor, or any indorser, guarantor or surety of or for any Secured Obligation; thereupon, and as long as such default continues, Secured Party shall then have in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC or other applicable law, including without limitation, the right to take immediate possession of the Collateral without legal process, and for that purpose Secured Party may, so far as Debtor can give authority therefor, enter upon any premises on which the Collateral, or any part thereof, may be situated, and remove the same therefrom. Debtor will upon demand assemble the Collateral and make the Collateral available to Secured Party at a place and time designated by Secured Party which is reasonably convenient to both parties. No failure to exercise and no delay in exercising, on the part of Secured Party, any right or remedy accruing upon any default shall: (i) impair any right or remedy, (ii) waive or operate as an acquiescence to any default, or (iii) affect any subsequent default of the same or of a different nature. In the event the proceeds of any sale, collection or realization of the Collateral are insufficient to satisfy the Secured Obligations in full, Debtor shall remain liable for the deficiency, including any interest thereon, together with any costs incurred by Secured Party in collecting such deficiency.

7.                  Foreclosure Procedures. Secured Party has no obligation to clean up or otherwise prepare the Collateral for sale. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale. In the event Secured Party purchases any of the Collateral being sold, Secured Party may pay for the Collateral by crediting some or all of the Secured Obligations of Debtor.

8.                  Waivers.  Debtor waives demand, notice, protest, notice of acceptance of this Agreement or other action taken in reliance hereon and all other demands and notices of any description. Secured Party may exercise its rights with respect to the Collateral without resorting or regard to other collateral or sources of reimbursement for liability. Secured Party shall not be deemed to have waived any of its rights upon or under the Secured Obligations or the Collateral unless such waiver is in writing and signed by Secured Party. No delay or omission on the part of Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of Secured Party on the Secured Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised separately or concurrently.

9.                  Notices.  Except as otherwise provided herein, all notices and other communications in connection herewith, shall be in writing, and shall have been duly given and be effective (i) when delivered, (ii) the third business day following the day on which the same is sent by certified or registered mail, postage prepaid, return receipt requested, or (iii) sent by facsimile transmission (provided a copy of such facsimile transmission is also sent by first-class mail concurrently with such transmission), in each case addressed to the respective parties at the address set forth above, or at such other address as such party may specify by written notice to the other party hereto.

10.              Governing Law; Consent To Jurisdiction.  This Agreement is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with, the laws of The State of Delaware, without regard to its conflicts of law rules. Debtor agrees that any suit for the enforcement of this Agreement may be brought in the courts of Delaware or any federal court sitting in such state and consents to the non-exclusive jurisdiction of each such court and to service of process in any such suit being made upon Debtor by mail at the address specified below. Debtor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

11.              Severability; Section Headings.  If any provision of this Agreement shall be invalid, illegal or unenforceable, such provisions shall be severable from the remainder of this Agreement and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Section headings are for the convenience of reference only and are not a part of this Agreement and shall not affect its interpretation.

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IN WITNESS WHEREOF, Debtor, by its duly authorized representative, has executed this Agreement as an instrument under seal on this _____ day of ______________, 2017

WITNESSED:	XG TECHNOLOGY, INC., a Delaware corporation

By:

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